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                                                                     Exhibit 5


                             DRINKER BIDDLE & REATH
                                47 Hulfish Street
                                    Suite 400
                               Princeton, NJ 08542



                                          June 21, 1996


Integra LifeSciences Corporation
105 Morgan Lane
Plainsboro, NJ 08536

Gentlemen:

            We have acted as counsel to Integra LifeSciences Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to an aggregate of 5,009,489 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted under the Company's Stock Option Plan, 1993 Incentive Stock Option and Non-Qualified Stock Option Plan and 1996 Incentive Stock Option and Non-Qualified Stock Option Plan (collectively, the "Plans").

            In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors and stockholders, the Plans, and such other documents and corporate records as we have deemed appropriate in the circumstances.

            Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plans has been duly authorized by the necessary corporate action of the Board of Directors and stockholders of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable by the Company.

            The opinions expressed herein are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.


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            We consent to the use of this opinion as an exhibits to the
Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such

Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

            We advise that William M. Goldstein, Esq., a partner in our firm, is the Secretary and a director of the Company. Mr. Goldstein holds options to purchase 36,500 shares of the Company's Common Stock under the Company's Stock Option Plan.


                                    Very truly yours,



                                    DRINKER BIDDLE & REATH


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